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EXHIBIT NO. 11
                   ENERGY RESEARCH CORPORATION
          RECONCILIATION OF NUMERATORS AND DENOMINATORS
           OF THE BASIC AND DILUTIVE EPS COMPUTATION
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                                 For The Quarter Ended January 31, 1998
                                    Income        Shares      Per-Share
                                  (Numerator)  (Denominator)  (Amount)


Basic EPS
  Income available to
    common shareholders                $107,000      4,008,849      $.03

Effect of Dilutive Securities
  Stock based compensation                             144,395
  Preferred "C" convertible                             30,000
                                                     ---------
Diluted EPS
  Income available to
    common shareholders                $107,000      4,183,244    $.03
                                        =======      =========   =====



                              For the Quarter Ended January 31, 1997
                               Income     Shares    Per-Share
                             (Numerator)  (Denominator)   (Amount)

Basic EPS
  Income available to
    common shareholders                 $ 75,000      3,915,646       $.02

Effect of Dilutive Securities
  Stock based compensation                              207,231
  Preferred "C" convertible                              30,000
  Convertible debt                                       70,000
                                                      ---------
Diluted EPS
  Income available to
    common shareholders                 $ 75,000      4,222,877        $.02
                                         =======      =========        ====
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